Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Al Petrie	Sameer Parasnis
		Investor Relations Coordinator	Executive VP and CFO
		investorrelations@wtoffshore.com	sparasnis@wtoffshore.com
		713-297-8024	713-513-8654

W&T Offshore Announces Implementation of Quarterly Cash Dividend

HOUSTON, November 8, 2023 – W&T Offshore, Inc. (NYSE: WTI) (“W&T” or the “Company”) today announced that its Board of Directors has approved the implementation of a quarterly cash dividend payable to holders of its common stock. The initial cash dividend of $0.01 per share of common stock will be payable on December 22, 2023, to shareholders of record at the close of business on November 28, 2023.

Tracy W. Krohn, W&T’s Board Chair and Chief Executive Officer, commented, “We have maintained our commitment to a highly successful strategy sharply focused on free cash flow generation for many years now. As a result of our strong asset base and operational execution, our balance sheet is in excellent condition with significant cash on hand. We felt now was the right time to return a portion of the strong cash flow we generate each quarter directly to our shareholders to enhance the return on their investment. We are very pleased to implement a cash dividend program with an initial cash payment in December.”

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of Mexico and has grown through acquisitions, exploration and development. As of September 30, 2023, the Company had working interests in 54 fields in federal and state waters (which include 45 fields in federal waters and nine in state waters). The Company has under lease approximately 602,100 gross acres (446,800 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 440,600 gross acres on the conventional shelf, approximately 153,500 gross acres in the deepwater and 8,000 gross acres in Alabama onshore. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T, please visit the Company’s website at www.wtoffshore.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including but not limited to, any forward-looking guidance provided herein such as the amount and timing of future dividend payments, reflect our current views with respect to future events, based on what we believe are reasonable estimates and assumptions. No assurance can be given, however, that these events will occur or that our estimates will be correct. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, commodity price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, uncertainties of the timing and impact of bringing new wells online and repairing and restoring infrastructure due to hurricane damage, the ability to achieve leverage targets, unexpected future capital expenditures, competition, the success of our risk management activities, governmental regulations, uncertainties and other factors described or referenced in W&T’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or on our website at www.wtoffshore.com under the Investor Relations section. Our forward-looking statements in this press release are based upon assumptions made, and information known, by the Company as of the date of this release; it should not be assumed that the Company will undertake to revise or update any such forward-looking statements as such assumptions and information changes, except as required under applicable law. Investors are urged to consider closely the disclosures and risk factors in these reports.

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